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                                                                    Exhibit 21.1

      Set forth below is a list of subsidiaries of American Casino & Entertainment Properties LLC. Each of the listed subsidiaries is directly or indirectly wholly-owned by American Casino & Entertainment Properties LLC.

         SUBSIDIARIES OF AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

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
      NAME OF ADDITIONAL REGISTRANT                                              STATE OF INCORPORATION
      -----------------------------                                            ------------------------
American Casino & Entertainment Properties Finance Corp.                       Delaware
Stratosphere Corporation                                                       Delaware
Stratosphere Gaming Corp.                                                      Nevada
Arizona Charlie's, LLC                                                         Nevada
Fresca, LLC                                                                    Nevada
Charlie's Holding LLC                                                          Delaware
Stratosphere Advertising Agency                                                Nevada
Stratosphere Land Corporation                                                  Nevada
Stratosphere Development LLC                                                   Delaware
Stratosphere Leasing, LLC                                                      Delaware
JetSet Tours LLC                                                               Nevada
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